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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement of Wells-Gardner Electronics Corporation on Form S-3 of our report dated January 27, 2004, on our audit of consolidated financial statements of Wells-Gardner Electronics Corporation, as of and for the year ended December 31, 2003, which report appears in the Annual Report on Form 10-K of Wells-Gardner Electronics Corporation for the year ended December 31, 2003. We also consent to the reference to our firm under the heading "Experts" in the Registration Statement.

/s/ BLACKMAN KALLICK BARTELSTEIN, LLP
Chicago, Illinois
Dated: October 20, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM